NBTY, INC. and SUBSIDIARIES

                                Exhibit 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-46188, 333-71691, 333-47221) of NBTY, Inc.
and subsidiaries of our report dated November 5, 2002, except as to Notes 16 and 20, which are as of December 11, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
December 19, 2002